Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Enservco Corporation’s Registration Statement on Form S-8 (File No. 333-222636 and 333-188156) of our report dated March 19, 2020 relating to the consolidated financial statements for the fiscal year ended December 31, 2019 and 2018, which appears in this Form 10-K.

Denver, CO

March 19, 2020